                                                                     EXHIBIT 1.2

                         NELLIE MAE EDUCATION LOAN TRUST
                $___________ Libor Rate Asset Backed Certificates


                             Underwriting Agreement

SMITH BARNEY INC.
390 Greenwich Street
New York, NY  10013

Dear Sirs:

         Nellie Mae Education Funding, LLC, a limited liability company organized under the laws of The Commonwealth of Massachusetts (the "Company") which is 99% owned by Nellie Mae, Inc., a non-profit corporation organized and existing under the laws of The Commonwealth of Massachusetts ("Nellie Mae"), has formed a business trust known as the Nellie Mae Education Loan Trust (the "Trust") under the laws of The Commonwealth of Massachusetts. The Company proposes to sell to Smith Barney Inc. (the "Underwriter"), pursuant to the terms of this Underwriting Agreement (this "Agreement"), an aggregate of $__________ Libor Rate Asset Backed Certificates issued pursuant to a Trust Agreement and the First Trust Supplement. Fleet National Bank, a national banking association, will act as the Owner Trustee of the Trust.

         Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in Exhibit A to the Indenture.

         1. Agreement to Sell, Purchase and Resell

            (a) The Company hereby agrees, subject to all of the terms and conditions set forth herein, to sell to the Underwriter and, upon the basis of the representations, warranties and agreements of the Company and Nellie Mae herein contained and subject to all of the terms and conditions set forth herein, the Underwriter agrees to purchase from the Company, the Certificates at a purchase price equal to the principal amount of the Certificates less an underwriting discount equal to [_____%] of the principal amount of the Certificates.

            (b) It is understood that the Underwriter proposes to offer the Certificates for sale to the public (which may include selected dealers) as set forth in the Prospectus.

         2. Delivery of the Certificates and Payment Therefor. Delivery to the Underwriter of, and payment for, the Certificates to be sold pursuant to this Agreement shall be made at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111 at 10:00 a.m., Boston time, on ___________________, 1996 (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement among the Underwriter and the Company.

            The Certificates will be delivered to the Underwriter against payment of the purchase price therefor in Federal Funds, by wire or such other form of payment as to which the parties may agree. The Certificates will be evidenced by a single global security in definitive form and/or by additional definitive securities and will be registered in the name of Cede & Co., as nominee of The Depository Trust Company. The Certificates to be delivered to the Underwriter shall be made available to the Underwriter in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

         3. Representations and Warranties of the Company and Nellie Mae. The Company and Nellie Mae represent and warrant to, and agree with, the Underwriter that:

            (a) A registration statement on Form S-3 (File No. 333-4418) relating to the Certificates, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form previously delivered to the Underwriter, excluding exhibits to such registration statement, have been declared effective under the Securities Act of 1933, as amended (the Securities Act"); no other document with respect to such registration statement has heretofore been filed with the Commission. The term "Registration Statement," as used in this Agreement, means such registration statement, as amended, at the time each part thereof became effective and shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below. The term "Registration Statement" as used in this Agreement shall include any registration statement relating to the Notes that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the final prospectus, as first filed with the Commissioner pursuant to Rule 424(b) under the Securities Act. The term "Preliminary Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. For purposes of the following representations and warranties, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus.

            (b) No order preventing or suspending the use of any Preliminary Prospectus or prospectus has been issued by the Commission or any state regulatory authority.

            (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to any part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

            (d) The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

            (e) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by the Company, Nellie Mae, the Trust or any of their affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

            (f) The Trust has the requisite power and authority to execute, deliver and perform its obligations under the Master Indenture and the First Terms Supplement. The Master Indenture and the First Terms Supplement have been duly and validly authorized by the Trust and, upon their execution and delivery by the Trust, assuming due authorization, execution and delivery by the Indenture Trustee, will be duly executed and delivered by the Trust and will constitute valid and legally binding agreements of the Trust, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability affecting creditors' rights or general equitable principles. The Master Indenture and First Terms Supplement conform in all material respects to the descriptions thereof in the Prospectus.

            (g) The Trust has the requisite power and authority to issue the Notes. The Notes have been duly authorized by the Trust and, when executed by the Trust, authenticated by the Indenture Trustee in accordance with the Indenture and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and legally binding obligations of the Trust entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Notes conform in all material respects to the description thereof in the Prospectus.

            (h) The Company has the requisite power and authority to execute, deliver and perform its obligations under the Trust Agreement and the First Trust Supplement. The Trust Agreement and the First Trust Supplement have been duly and validly authorized, executed and delivered by the Company and, assuming due authorization and execution by the Owner Trustee, constitute valid and legally binding agreements of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Trust Agreement and the First Trust Supplement to the Trust Agreement conform in all material respects to the descriptions thereof in the Prospectus.

            (i) The Trust has the requisite power and authority to issue the Certificates, which represent undivided interests in the Trust. The Certificates have been duly authorized by the Trust and, when delivered to the Underwriter against payment therefor in accordance with the terms thereof, will have been validly issued and delivered, and will constitute valid and legally binding obligations of the Trust, enforceable in accordance with their terms. The Certificates conform in all material respects to the description thereof in the Prospectus.

            (j) The Company and the Trust each have the requisite power and authority to execute, deliver and perform its obligations under the Master Terms Sales Agreement and the First Supplemental Sales Agreement. The Master Terms Sales Agreement and the First Supplemental Sales Agreement have been duly and validly authorized by each of the Company and the Trust and, upon execution and delivery, will be duly executed and delivered by each of the Company and the Trust and will constitute valid and legally binding agreements of the Company and the Trust, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Master Terms Sales Agreement and the First Supplemental Sales Agreement conform in all material respects to the descriptions thereof in the Prospectus.

            (k) The Company and Nellie Mae each have the requisite power and authority to execute, deliver and perform its obligations under the Master Terms Purchase Agreement and the First

Supplemental Purchase Agreement. The Master Terms Purchase Agreement and the First Supplemental Purchase Agreement have been duly and validly authorized by each of the Company, and Nellie Mae and, upon execution and delivery, will be duly executed and delivered by each of the Company and Nellie Mae and will constitute valid and legally binding agreements of the Company and Nellie Mae, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Master Terms Purchase Agreement and the First Supplemental Purchase Agreement conform in all material respects to the descriptions thereof in the Prospectus.

            (l) Nellie Mae and the Trust each have the requisite power and authority to execute, deliver and perform its obligations under the Administration Agreement. The Administration Agreement has been duly and validly authorized by each of Nellie Mae and the Trust and, upon execution and delivery, assuming due authorization, execution and delivery, by the Owner Trustee and the Indenture Trustee, will be duly executed and delivered by each of Nellie Mae and the Trust and will constitute a valid and legally binding agreement of each of Nellie Mae and the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Administration Agreement conforms in all material respects to the description thereof in the Prospectus.

            (m) The Trust has the requisite power and authority to execute, deliver and perform its obligations under the Custody Agreement and the Servicing Agreement. The Custody Agreement and the Servicing Agreement have been duly and validly authorized by the Trust and, upon execution and delivery, assuming due authorization, execution and delivery by the Indenture Trustee (in the case of the Custody Agreement) and the Servicer (in the case of the Servicing Agreement), will be duly executed and delivered by the Trust and will constitute valid and legally binding agreements of the Trust, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors rights or general equitable principles. The Custody Agreement and the Servicing Agreement conform in all material respects to the descriptions thereof in the Prospectus.

            (n) The Company is a limited liability company and Nellie Mae is a non-profit corporation, and each is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, with the requisite power and authority to own, lease and operate its properties and to conduct its business as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify could not have a material adverse effect on its condition (financial or other), business, prospectus, properties, net worth or results of operations.

            (o) The Trust is a business trust duly formed and validly existing under the laws of The Commonwealth of Massachusetts with full power and authority to issue the Certificates.

            (p) There are no legal or governmental proceedings pending or, to the knowledge of the Company or Nellie Mae, threatened, against the Company, Nellie Mae or the Trust, or to which the Company, Nellie Mae, the Trust or any of their respective properties is subject, that are not disclosed in the Prospectus and which, if adversely decided, are reasonably likely to materially affect the issuance of the Certificates or the consummation of the transactions contemplated hereby or by the Basic Documents.

            (q) Neither the offer, sale or delivery of the Certificates by the Company nor the execution, delivery or performance of this Agreement or any of the Basic Documents by the Company, Nellie Mae or the Trust nor the consummation by the Company, Nellie Mae or the Trust of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the federal securities laws or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Company, Nellie Mae or the Trust or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company, Nellie Mae or the Trust is a party or by which the Company, Nellie Mae or the Trust or any of their respective properties may be bound, or (iv) violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, Nellie Mae or the Trust or any of their respective properties, or (v) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Nellie Mae or the Trust pursuant to the terms of any agreement or instrument to which any is a party or by which any may be bound or to which any of their respective properties is subject other than as contemplated by the Basic Documents.

            (r) The Company, Nellie Mae and the Trust each have all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery of, and the performance by each of the Company, Nellie Mae and the Trust of its respective obligations under this Agreement have been duly and validly authorized by the Company, Nellie Mae and the Trust, respectively, and this Agreement has been duly executed and delivered by each of them and constitutes the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or general equitable principles, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

            (s) The Company and the Trust each has, and has no reason to believe that any facts exist which would result in the revocation or termination of, all necessary power, authority, licenses and approvals to purchase and own the Financed Loans; and the Company, Nellie Mae and the Trust each to its knowledge, after reasonable inquiry, believes the Financed Loans were originated in compliance with all applicable consumer lending, interest rate disclosure and usury laws.

            (t) Neither the Trust nor the Company is subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

            (u) Neither the Company, the Trust nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statute and the Company agrees to comply with such Section if prior to the completion of the distribution of the Notes it commences doing such business.

            (v) The representations and warranties made by (i) the Trust in the Indenture and made in any officer's certificate of the Owner Trustee delivered pursuant to the Indenture and (ii) the Company and Nellie Mae in the Administration Agreement and made in any officer's certificate of the Company or Nellie Mae will be true and correct at the time made and on and as of the Closing Date.

            (w) On the Closing Date, the Trust will have title to the Trust Estate, including without limitation the Financed Loans, and no lien other than the lien of the Indenture will exist with respect to any asset which constitutes a part of the Trust Estate securing the Certificates.

            (x) The Indenture (together with the Custody Agreement as to the Financed Loans) will create a first lien upon the Financed Loans and a valid pledge of and perfected security interest in the entire Indenture Trust Estate, subject only to the provisions of the Indenture and the Custody Agreement permitting the application thereof for the purposes and on the terms and conditions set forth therein. On the Closing Date, the Owner Trustee will have legal title to the Indenture Trust Estate for the benefit of the Trust, including without limitation the Financed Loans, and no lien other than the lien of the Indenture will exist with respect to any asset which constitutes a part of the Indenture Trust Estate securing the Notes.

         4. Agreements of the Company and Nellie Mae. The Company and Nellie Mae agree with the Underwriter as follows:

            (a) The Company will prepare the Prospectus in a form approved by the Underwriter and file such Prospectus pursuant to Rule 424(b)(1) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) or Rule 424(b) under the Securities Act; the Company will (i) make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof; (ii) advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amended Prospectus has been filed and furnish the Underwriter with copies thereof; (iii) advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding relating to the offering or sale of the Notes, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and (iv) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly use its best efforts to obtain the withdrawal of such order.

            (b) The Company will furnish to the Underwriter, without charge, copies of the Registration Statement (at least one copy of which will be signed and include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriter may reasonably request. If the delivery of a prospectus is required at any time after an event has occurred which results in the Prospectus, as then amended or supplemented, including an untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act or the Trust Indenture Act, the Company will notify the Underwriter and, upon the Underwriter's request, prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request an amended Prospectus which corrects such statement or omission or effects such compliance.

            (c) The Company will cooperate with the Underwriter and with its counsel in connection with the qualification of, or procurement of exemptions with respect to, the Certificates for offering and sale by the Underwriter and by dealers, and with the determination of their eligibility for investment, under the laws of such jurisdictions as the Underwriter may designate and will file or cause the Trust to file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall either the Company or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

            (d) The Company and the Trust consent to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Certificates are offered by the Underwriter and by dealers, of the Prospectus.

            (e) To the extent, if any, that the ratings provided with respect to the Certificates by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other actions by Nellie Mae, the Company or the Trust, Nellie Mae shall cause to be furnished such documents and such other actions to be taken.

            (f) So long as any of the Certificates are outstanding, the Company or the Trust will furnish to the Underwriter (i) as soon as available, a copy of each document relating to the Trust or the Certificates required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the Commission thereunder, and (ii) such other information concerning the Company, Nellie Mae or the Trust as the Underwriter may request from time to time.

            (g) To make generally available to the Certificateholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and it subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the company, Rule 158).

            (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof or if this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company, Nellie Mae or the Trust to comply with the terms or fulfill any of the conditions of this Agreement, the Company and Nellie Mae agree jointly and severally to reimburse the Underwriter for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company or Nellie Mae for loss of profits or otherwise.

            (i) The net proceeds from the sale of the Certificates hereunder will be applied substantially in the manner specified under the caption "Use of Proceeds."

            (j) Except as stated in this Agreement and in the Prospectus, neither the Company, the Trust nor Nellie Mae has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Certificates to facilitate the sale or resale of the Certificates.

         5. Indemnification and Contribution. (a) The Company and Nellie Mae jointly and severally agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Prospectus, or in any amendment or supplement thereto, or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriter furnished in writing to the Company by or on behalf of the Underwriter expressly for use in connection therewith provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Class of Certificates covered thereby by the Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the final Prospectus relating to such Class of Certificates and the Underwriter sold Certificates of such Class to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Underwriter. The foregoing indemnity agreement shall be in addition to any liability which the Company or Nellie Mae may otherwise have.

         (b) If any action, suit or proceeding shall be brought against the Underwriter or any person controlling the Underwriter in respect of which indemnity may be sought against the Company or Nellie Mae, the Underwriter or such controlling person, as the case may be, shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Underwriter or any such controlling person, as the case may be, shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriter and controlling persons not having actual or potential differing interests with the Underwriter or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expense shall be reimbursed on a monthly basis. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Underwriter, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) The Underwriter agrees to indemnify and hold harmless the Company, Nellie Mae and their respective directors and officers, and any person who controls the Company of Nellie Mae within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company and Nellie Mae to the Underwriter set forth in paragraph (a) hereof, but only with respect to information relating to the Underwriter furnished in writing by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus. If any action, suit or proceeding shall be brought against the Company or Nellie Mae, any of their respective directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph
(c), the Underwriter shall have the rights and duties given to the Company and Nellie Mae by paragraph (b) above (except that if the Company or Nellie Mae shall have assumed the defense thereof, the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter's expense), and the Company and Nellie Mae, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Underwriter by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriter may otherwise have.

         (d) If the indemnification provided for is this Section 5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Nellie Mae on the one hand and the Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Nellie Mae on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and Nellie Mae on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the underwriter. The relative fault of the Company and Nellie Mae on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Nellie Mae on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 5, the Underwriter shall not be required to contribute any amount in excess of the amount received by the Underwriter over the price paid by the Underwriter for the Certificates purchased by it and distributed to the public less the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company, Nellie Mae and the Underwriter set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter, the Company or Nellie Mae or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Certificates and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, the Company or Nellie Mae or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

         6. Conditions of the Underwriter's Obligations. The obligations of the Underwriter to purchase the Certificates hereunder are subject to the following conditions:

            (a) All actions required to be taken and all filings required to be made by the Company or the Trust under the Securities Act and the Trust Indenture Act prior to the sale of the Certificates shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

            (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other) or net worth of the Company or the Trust not contemplated by the Registration Statement, which in the opinion of the Underwriter, would materially adversely affect the market for the Certificates, or (ii) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriter and its counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Underwriter, materially adversely affect the market for the Certificates.

            (c) The Certificates, the Notes, each of the Basic Documents and this Agreement shall have been duly authorized, executed and delivered in the form heretofore approved by the Underwriter.

            (d) The Underwriter shall have received on the Closing Date an opinion of Mintz, Levin, Cohen, Ferris, Glovsky and Popeo, P.C., counsel for the Company, dated the Closing Date and addressed to the Underwriter in form and scope satisfactory to the Underwriter and its counsel.

            (e) The Underwriter shall have received on the Closing Date an opinion of Day, Berry & Howard, counsel for the Owner Trustee, dated the Closing Date and addressed to the Underwriter in form and scope satisfactory to the Underwriter and its counsel.

            (f) The Underwriter shall have received on the Closing Date an opinion or opinions of Palmer & Dodge LLP, counsel for the Underwriter, dated the Closing Date, and addressed to the Underwriter, in form and scope satisfactory to the Underwriter.

            (g) The Underwriter shall have received on the Closing Date from Coopers & Lybrand, LLP a letter dated the Closing Date, and in form and substance satisfactory to the Underwriter, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Loans and setting forth the results of such specified procedures.

            (h) All the representations and warranties of the Trust, the Company and Nellie Mae contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date.

            (i) The Company, the Trust and Nellie Mae shall have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

            (j) The Underwriter shall have received by instrument dated the Closing Date (at the option of the Underwriter), in addition to the opinions referred to in clauses (c) through (g) of this Section 6, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents or to Moody's and Fitch.

            (k) The Underwriter shall have received evidence satisfactory to it that Moody's and Fitch have rated the Certificates "A2" and "A", respectively, and there has not been any announcement by Moody's or Fitch that (i) it is downgrading its ratings assigned to the Certificates or (ii) it is reviewing its rating assigned to the Certificates with a view to possible downgrading, or with negative implications, or direction not determined.

            (l) The Underwriter shall have received a certificate of the Chief Financial Officer of the Company, the Trust and/or Nellie Mae, as applicable affirming the matters specified in Sections 6(i), (j) and (k) and such other matters as the Underwriter may reasonably request.

            (m) The Underwriter shall have received (i) a certificate or certificates from the Secretary, Clerk or comparable officer of each of the Company, NMI Education Loan Corporation and Nellie Mae certifying and attaching copies of (A) organizational documents, (B) resolutions authorizing this Agreement and the Basic Documents and the transactions contemplated hereby and thereby, (C) all written communications, and any memoranda relating to conversations between such entity, its officers and employees or, to its knowledge, its counsel, accountants or other representatives, on the one hand, and the Commission or its staff, on the other hand, relating to the Registration Statement and certifying the incumbency and signature of the officers executing this Agreement and the Basic Documents; and (ii) certificates of legal existence and good standing with respect to Nellie Mae, NMI Education Loan Corporation and the Company from the Secretary of The Commonwealth of Massachusetts, dated as of the Closing Date or such earlier date within two weeks of the Closing Date.

            (n) The Underwriter shall have received a duly executed and delivered copy of the Underwriting Agreement regarding the 1996 Notes and Nellie Mae and the Company shall be in compliance with the terms thereof.

            (o) The Underwriter shall have received such further certificates and documents as the Underwriter shall have requested.

         All opinions, certificates, letters and other documents referred in this Section 6 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

         Any certificate or document signed by any officer of the Company or Nellie Mae and delivered to the Underwriter, or to counsel for the Underwriter, shall be deemed a representation and warranty by the Company or Nellie Mae, respectively, to the Underwriter as to the statements made therein.

         7. Expenses. The Company and Nellie Mae, jointly and severally, agree to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by them and the Trust of their respective obligations hereunder: (i) the preparation, printing or reproduction of any Registration Statement and each amendment or supplement thereto and each other Basic Document; (ii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Certificates; (iii) the fees and disbursements of (A) the Company's counsel, (B) the Indenture Trustee and its counsel; (C) the Owner Trustee and its counsel,
(D) the Depository Trust Company in connection with the book-entry registration of the Certificates and (E) Coopers & Lybrand LLP; accountants for the Company and issuer of the specified procedures letter referenced in Section 6(g); (iv) the fees charged by Moody's and Fitch for rating the Certificates; and (v) the cost of any advertising expenses requested or undertaken by the Company, or Nellie Mae and incurred in connection with the public offering of the Certificates. The Underwriter shall be under no obligation to pay any expenses incident to the performance of the obligations of the Company or Nellie Mae hereunder.

         The Underwriter shall pay the cost of preparation, reproduction and distribution of the Preliminary Prospectus and the final Prospectus distributed to investors (excluding any amendments or supplements thereto) and this Agreement and all other expenses incurred by it in connection with its public offering and distribution of the Certificates, including the cost of preparing, printing and delivering the Preliminary Blue Sky Memorandum and all other underwriting documents and the fees and disbursements of its counsel.

         8. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

         9. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, without liability on the part of the Underwriter to the Company, Nellie Mae or the Trust, by notice to the Company, Nellie Mae and the Trust, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Massachusetts shall have been declared by either federal or state authorities, (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to commence or continue the offering of the Certificates on the terms set forth in the Prospectus or to enforce contracts for the resale of the Certificates by the Underwriter, (iv) legislation shall be enacted by the Congress of the United States or a decision by a court of the United States or the Tax Court of the United States shall be rendered, or an officially published ruling, regulation, proposed regulation or official statement by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or any other governmental agency shall be made, with respect to federal taxation upon revenues or other income of the general character expected to be pledged under the Indenture or upon payments received on securities of the general character of the Certificates, or which would have the effect of changing, directly or indirectly, the federal income tax consequences of interest on securities of the general character of the Certificates in the hands of the holders thereof, which in the opinion of the Underwriter materially affects the market price of the Certificates, (v) legislation shall be enacted by The Commonwealth of Massachusetts, or a decision by a court of competent jurisdiction of The Commonwealth of Massachusetts or any administrative tribunal of The Commonwealth of Massachusetts or other governmental agency or department thereof shall be rendered with respect to taxation by The Commonwealth of Massachusetts or any of its political subdivisions upon revenues or other income of the general character expected to be pledged under the Indenture or upon payments received on securities of the general character of the Certificates, or which would have the effect of changing, directly or indirectly, the tax consequences under The Commonwealth of Massachusetts tax law of interest on securities of the general character of the Certificates in the hands of the holders thereof, which in the opinion of the Underwriter materially affects the market price of the Certificates or (vi) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities of the general character of the Certificates by any governmental authority or by any national securities exchange. Notice of such termination may be given to the Company, Nellie Mae and the Trust, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         10. Information Furnished by the Underwriter. The statements set forth under the heading "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 3(c) and 5 hereof.

         11. Miscellaneous. Except as otherwise provided in Section 4 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or Nellie Mae, at 50 Braintree Hill Park, Suite 300, Braintree, Massachusetts 02184, Attention Chief Financial Officer, (ii) if to the Trust, at the office of the Owner Trustee, One Federal Street, Boston, Massachusetts 02110, Attention: Corporate Trust Services and
(iii) if to the Underwriter, to Smith Barney Inc., 1345 Avenue of the Americas, 46th Floor, New York, NY 10105, Attention: Manager, Securitization Group.

         This Agreement has been and is made solely for the benefit of the Underwriter, the Company, Nellie Mae, the Trust, their respective directors, officers, trustees and controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriter of any of the Certificates in his status as such purchaser.

         12. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

         Fleet National Bank acts solely as Owner Trustee and not in its individual capacity and no trustee, shareholder, officer, employee or agent of Fleet National Bank shall be held personally liable in connection with the affairs of the Trust.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Trust, Nellie Mae and the Underwriter.

                                              Very truly yours,

                                              NELLIE MAE EDUCATION LOAN TRUST

                                              By: Fleet National Bank
                                                       as Owner Trustee

                                              By________________________________
                                                       Name:
                                                       Title:

                                              NELLIE MAE EDUCATION FUNDING, LLC

                                              By________________________________
                                                       Name:
                                                       Title:  Manager

                                              NELLIE MAE, INC.

                                              By________________________________
                                                       Name:
                                                       Title:

Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.

By:___________________________
         Name:
         Title: